UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2003

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26878	95-4782077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6922 Hollywood Boulevard

12th Floor

Los Angeles, California 90028

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (323) 817-4600

N/A

(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

On May 5, 2003, a judge in the United States District Court for the Central District of California scheduled a hearing for May 9, 2003 with respect to two separate applications that have been filed in that court seeking, among other things, to freeze the payment to Dr. Henry C. Yuen and Ms. Elsie Ma Leung of approximately $37.6 million currently being held by Gemstar-TV Guide International, Inc. (the “Company”) in segregated interest bearing accounts which were established in connection with the Company’s November 2002 management and corporate governance restructuring. The court ordered the Company to retain all such funds under the arrangements currently in effect pending such hearing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2003

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

By:	/s/ STEPHEN H. KAY

Stephen H. Kay
Executive Vice President and
General Counsel